Exhibit 3.531
A TRUE COPY

/s/ [ILLEGIBLE]
FILED
JUL 27 1994
SECRETARY OF STATE
ARTICLES OF INCORPORATION
OF
GRANTS PASS SANITATION, INC.
ARTICLE I — NAME
          The name of the corporation is Grants Pass Sanitation, Inc.
ARTICLE II — PURPOSES
          The corporation is organized for the following purposes:
          1. To buy, own, hold, sell, exchange, or otherwise dispose of and generally deal in and with properties, interests, and businesses of every kind; and
          2. To transact any or all lawful business for which corporations may be incorporated under the Oregon Business Corporation Act.
ARTICLE III — SHARES
          The number of shares the corporation is authorized to issue is 1,000 common shares.
ARTICLE IV — BOARD OF DIRECTORS
          Any vacancy occurring in the board of directors, including but not limited to any directorship to be filled because of any increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors, or by the sole
Page 1 — ARTICLES OF INCORPORATION

remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office, if any.
ARTICLE V — INDEMNIFICATION
          A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article V shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          B. Indemnification provided under this Article V shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
Page 2 — ARTICLES OF INCORPORATION

          C. The right to indemnification conferred by this Article V shall be considered a contract right between the corporation and the person entitled to indemnity under this Article V.
          D. In addition to any rights set forth above in this Article V, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.
ARTICLE VI — REGISTERED OFFICE AND AGENT
          The street address of the corporation’s initial registered office and the name of its initial registered agent at that office are as follows:
Eric Sogge
1001 SW Fifth Avenue, Suite 1800
Portland, Oregon 97204-1194
ARTICLE VII — MAILING ADDRESS FOR NOTICES
          The mailing address to which notices, as required by the Oregon Business Corporation Act, may be mailed is as follows:
c/o Eric Sogge
1001 SW Fifth Avenue, Suite 1800
Portland, Oregon 97204-1194
Page 3 — ARTICLES OF INCORPORATION

ARTICLE VIII — INCORPORATOR
          The name and address of the incorporator are as follows:
Eric Sogge
1001 SW Fifth Avenue, Suite 1800
Portland, Oregon 97204-1194

/s/ Eric Sogge
Eric Sogge, Incorporator
Page 4 — ARTICLES OF INCORPORATION

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
GRANTS PASS SANITATION, INC.
COPY
FILED
AUG 23 1999
SECRETARY OF STATE
          1. The name of the corporation is Grants Pass Sanitation, Inc.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE V. ELIMINATION OF LIABILITY
          “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
          “1. Any act or omission occurring before the date this provision becomes effective;
          “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
          “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
          “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
          “5. Any transaction from which the director derived an improper personal benefit.
          “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
          “C. No amendment to or repeal of this Article V, or adoption of any provision of these Articles of Incorporation inconsistent with this Article V, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article V and pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article V unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE VI. INDEMNIFICATION
          “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VI shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          “B. Indemnification provided under this Article VI shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
          “C. The right to indemnification conferred by this Article VI shall be considered a contract right between the corporation and the person entitled to indemnity under this Article VI.
          “D. In addition to any rights set forth above in this Article VI, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is 8/18, 1999.
Page 2 — ARTICLES OF AMENDMENT

          4. The amendments were approved by the shareholders. One thousand shares of the corporation are outstanding, 1,000 votes are entitled to be cast on the amendments, 1,000 votes were cast for the amendments, and no votes were cast against the amendments.

Grants Pass Sanitation, Inc.
By	/s/ Gary A. Barton
Gary A. Barton, Vice President
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